Ex-99.e.1.iii

Delaware Distributors, L.P.
2005 Market Street
Philadelphia, PA 19103

January 22, 2009

Board of Trustees
Delaware Group Equity Funds IV
2005 Market Street
Philadelphia, PA 19103

Re:	Expense Limitations

Ladies and Gentlemen:

     By our execution of this letter agreement (the “Agreement”), intending to be legally bound hereby, Delaware Distributors, L.P. (the “Distributor”) agrees that in order to improve the performance of Delaware Growth Opportunities Fund (the “Fund”), a series of Delaware Group Equity Funds IV, the Distributor shall waive a portion of the Fund’s Class R shares Rule 12b-1 (distribution) fees, so that such Rule 12b-1 (distribution) fees will not exceed 0.50% for the period February 1, 2009 through January 31, 2010.

     The Distributor acknowledges that it shall not be entitled to collect on, or make a claim for, waived fees at any time in the future.

Delaware Distributors, L.P.

By:	/s/Theodore K. Smith
Name: Theodore K. Smith
Title: President

Your signature below acknowledges
acceptance of this Agreement:

Delaware Group Equity Funds IV

By:	/s/Patrick P. Coyne
Name: Patrick P. Coyne
Title: President
Date: January 22, 2009